SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):
                        February 6, 1995



                     HEALTH CARE REIT, INC.
     (Exact name of registrant as specified in its charter)



          Delaware                1-8923           34-1096634
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)         File Number)    Identification No.)



One SeaGate, Suite 1950, P.O. Box 1475, Toledo, Ohio     43603-1475
(Address of principal executive offices)                 (Zip Code)



(Registrant's telephone number, including area code):  419-247-2800





              This Instrument contains 5 pages.

           The Exhibit Index is located on page 4.




ITEM 5.   OTHER EVENTS.

Approval in Principle to Acquire First Toledo Advisory Company.

On February 6, 1995, Health Care REIT, Inc. (the "Company") announced that its Board of Directors had approved in principle the acquisition of First Toledo Advisory Company ("FTAC").

Under the terms of the agreement, 215,154 shares of common stock would be issued for the acquisition of FTAC. Additionally, Messrs. Thompson and Wolfe would purchase 168,382 shares of stock at $21.38 per share with funds loaned by the Company. It was noted that the number of shares issued could be adjusted under certain circumstances.

Messrs. Wolfe and Thompson will each enter into five-year service agreements. The service agreement with Mr. Thompson would provide for two years continued service as Chief Executive Officer of the Company and consulting services thereafter, and the service agreement with Mr. Wolfe would provide for five years of consulting services.

Further information is set forth in the Company's press release dated February 6, 1995 attached hereto.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

                    None.

          (b)  Pro Forma Financial Information.

                    None.

          (c)  Exhibits.

               Exhibit No.                   Description

                   1.              Press Release dated February 6,
                                  1995 of Registrant announcing
                                  the approval in principle of the
                                  acquisition of First Toledo
                                  Advisory Company.



                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
                                   HEALTH CARE REIT, INC.


                              By:    /s/  BRUCE G. THOMPSON

                              Its:  Chairman of the Board and
                                    Chief Executive Officer


Dated:    February 13, 1995





                          EXHIBIT INDEX



                Designation
               Number Under
                Item 601 of
Exhibit No.   Regulation S-K        Description             Page #

     1.             21         Press Release dated             5
                               February 6, 1995 of
                               Registrant announcing
                               the approval in principle
                               of the acquisition of
                               First Toledo Advisory
                               Company.